UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 19, 2008

Churchill Downs Incorporated
(Exact Name of Registrant as Specified in its Charter)

Kentucky	1-1469	61-0156015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208 (Address of Principal Executive Offices) (Zip Code)

(502) 636-4400
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the expiration on March 19, 2008, of the rights issued pursuant to the Rights Agreement, by and between Churchill Downs Incorporated (the “Company”) and Bank of Louisville, dated as of March 19, 1998, as amended (the “1998 Rights Agreement”), on March 13, 2008, the Board of Directors of the Company approved the execution of a new Rights Agreement, by and between the Company and National City Bank (the “New Rights Agreement”).

In connection with the implementation of the New Rights Agreement, on March 19, 2008, the Company filed an amendment to its Amended and Restated Articles of Incorporation, as last amended on June 16, 2005 (the “Articles of Incorporation”), with the Secretary of State of Kentucky (the “Articles of Amendment”). The filing of the Articles of Amendment was authorized by the Board of Directors of the Company in accordance with Section 271B of the Kentucky Revised Statutes. The Articles of Amendment amend Article VII of the Articles of Incorporation and set forth the rights, powers and preferences of the Series A Junior Participating Preferred Stock of the Company, without par value, to be reserved for issuance in connection with the New Rights Agreement. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

A copy of the New Rights Agreement was filed with the United States Securities and Exchange Commission as Exhibit 4.1 to the Company’s current report on Form 8-K, dated March 13, 2008.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment of the Amended and Restated Articles of Incorporation of Churchill Downs Incorporated, dated as of March 19, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

Date: March 19, 2008	By:	/s/ Rebecca C. Reed
		Name:	Rebecca C. Reed
		Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment of the Amended and Restated Articles of Incorporation of Churchill Downs Incorporated, dated as of March 19, 2008